May 12, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE: CAT9 Group Inc.

       File No. 000-55365

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated May 12, 2016 of CAT9 Group Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP

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